Exhibit 99.1

ReachLocal Reports Fourth Quarter and Fiscal Year 2011 Results

2011 Direct Local Revenue Grows 34%

International Revenue Grows 72% in 2011; Opens Tokyo Office

(WOODLAND HILLS, CA) – February 15, 2012 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in local online marketing solutions for small- and medium-sized businesses (SMBs), today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

Q4 Year-Over-Year Highlights

•	Revenue growth of 24%, highlighted by 56% growth in international markets and 28% growth in the direct local channel
•	International revenue represents 25% of total revenue up from 20% in 2010
•	Income from continuing operations of $0.3 million, compared to a loss of $2.8 million in 2010 and a Net Loss of $1.2 million, compared to a Net Loss of $3.6 million in 2010
•	Non-GAAP Net Income of $3.5 million, compared to a loss of $0.4 million in 2010
•	Adjusted EBITDA of $5.2 million, compared to $0.6 million in 2010

FY 2011 Highlights

•	Revenue growth of 29%, highlighted by 72% growth in international markets and 34% growth in the direct local channel
•	Signed Global Reseller Agreement with Google
•	Expanded to Germany and the Netherlands
•	Repurchased $6.7 million, or 869,000 shares of common stock during 2011 ($8.5 million or 1,164,000 shares to date) under the $20 million buy-back authorization
•	Loss from continuing operations of $4.0 million, compared to a loss of $8.3 million in 2010 and a Net Loss of $10.2 million, compared to a Net Loss of $11.1 million in 2010
•	Adjusted EBITDA of $15.9 million, compared to $3.1 million in 2010
•	Non-GAAP Net Income of $9.6 million, compared to a loss of $0.8 million in 2010

Management Commentary

“ReachLocal capped off 2011 with strong 29% year-over-year growth in sales, driven by 72% growth in international revenue. This continued strong revenue performance drove a significant increase in Adjusted EBITDA of $15.9 million, up 408% from a year earlier,”  said Zorik Gordon, CEO. “In 2011 our international IMCs drove greatly increased levels of sales productivity.  We expanded our international presence to include Germany and the Netherlands, and I’m also pleased to announce that our Tokyo office is now open for business with our first class of Japanese IMCs.”

“The global shift in SMB marketing dollars from offline to online continues and, we believe, is still in its early stages. We intend to increase investment in 2012, focusing on our substantial global opportunities and our commitment to product innovation, which we believe will drive sustained revenue and profitability growth for the long-term,” concluded Gordon.

Quarterly Results at a Glance

(Table amounts in 000’s except key metrics and per share amounts)

	Q4 2011	Q4 2010	% Change
Revenue	$99,802	$80,580	24%
Net Income (Loss) from Continuing Operations	$308	$(2,806)	111%
Net Income (Loss) from Continuing Operations per Share	$0.01	$(0.10)	110%
Net Loss	$(1,187)	$(3,628)	67%
Net Loss per Diluted Share	$(0.04)	$(0.13)	69%
Non-GAAP Net Income (Loss)	$3,508	$(433)	910%
Non-GAAP Net Income (Loss) per Diluted Share	$0.12	$(0.02)	700%
Adjusted EBITDA	$5,241	$644	714%
Underclassmen Expense	$11,774	$10,048	17%
Cash Flow from Continuing Operations	$967	$11,953	(92)%
Cash Flow from Operating Activities	$402	$11,506	(97)%

ReachLocal’s Bizzy operations are reported as a discontinued operation.  The Company recorded a loss of $1.5 million from those discontinued operations during the fourth quarter and does not anticipate any additional charges with respect to the closure of this business. A table reconciling the impact of this classification on prior periods is available on the Company’s investor relations site.

Revenue by Channel and Geography:
Direct Local Revenue	$78,275	$61,030	28%
National Brands, Agencies and Resellers (NBAR) Revenue	$21,527	$19,550	10%
International Revenue (included above)	$24,555	$15,718	56%

2011 Annual Results and Key Metrics at a Glance

(Table amounts in 000’s except key metrics and per share amounts)

	FY 2011	FY 2010	% Change
Revenue	$375,241	$291,689	29%
Net Loss from Continuing Operations	$(3,969)	$(8,303)	52%
Net Loss from Continuing Operations per Share	$(0.14)	$(0.32)	56%
Net Loss	$(10,184)	$(11,147)	9%
Net Loss per Diluted Share	$(0.35)	$(0.42)	17%
Non-GAAP Net Income (Loss)	$9,620	$(844)	1,240%
Non-GAAP Net Income (Loss) per Diluted Share	$0.31	$(0.03)	1,133%
Adjusted EBITDA	$15,915	$3,133	408%
Underclassmen Expense	$44,488	$36,073	23%
Cash Flow from Continuing Operations	$20,861	$19,805	5%
Cash Flow from Operating Activities	$18,989	$17,675	7%

The Company recorded a loss of $6.2 million with respect to the Bizzy discontinued operations in 2011.

Revenue by Channel and Geography:
Direct Local Revenue	$291,444	$217,846	34%
National Brands, Agencies and Resellers (NBAR) Revenue	$83,797	$73,843	13%
International Revenue (included above)	$85,992	$49,993	72%

Key Metrics (at period end):
Active Advertisers	19,100	16,900	13%
Active Campaigns	27,500	22,700	21%
Total Upperclassmen	372	286	30%
Total Underclassmen	424	379	12%
Total IMCs	796	665	20%

Business Outlook

“Our 2011 revenue and Adjusted EBITDA performance demonstrates the continued scaling of our business,” said Ross Landsbaum, Chief Financial Officer. “In 2012, we are investing in existing and new international markets, new sales channels and continued product innovation to expand our global market share.  Our guidance for 2012 reflects these investments, continued growth in our international markets and moderate growth in North America.”

The Company’s outlook for the first quarter and fiscal year 2012 is as follows:

First Quarter 2012

•	Revenues in the range of $102 million to $104 million

•	Adjusted EBITDA in the range of $3 million to $4 million

•	Ending Upperclassmen headcount of 370 to 390

•	Ending Underclassmen headcount of 385 to 405

•	Ending total IMC headcount of 755 to 795

Fiscal Year 2012

•	Revenues in the range of $435 million to $450 million

•	Adjusted EBITDA in the range of $17 million to $21 million

•	Ending Upperclassmen headcount of 420 to 460

•	Ending Underclassmen headcount of 390 to 430

•	Ending total IMC headcount of 810 to 890

Conference Call and Webcast Information

The ReachLocal fourth quarter and fiscal year 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Wednesday, February 15, 2012, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-4774 at least ten minutes prior to the call.  ReachLocal will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics.  In addition to the Company’s GAAP results, Management also considers non-GAAP measures of net income (loss), net income (loss) per share, and Adjusted EBITDA.  Management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures.  Management also tracks and reports on Underclassmen Expense, Active Advertisers, Active Campaigns and the total number of Internet Marketing Consultants (IMCs), as management believes that these metrics are important gauges of the progress of the Company’s performance.

The non-GAAP net income is defined as net income (loss) from continuing operations before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs.  Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

Acquisition Related Costs:  Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations. This definition excludes the effect of the impairment of certain intangibles acquired in the DealOn acquisition.

Each of these non-GAAP measures, while having utility, also have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

•
Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

•
Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

•	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

•	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

•	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue. While management believes that Underclassmen Expense provides useful information regarding the Company’s approximated investment in Underclassmen, the methodology used to arrive at the estimated Underclassmen Expense was developed internally by the Company, is not a concept or method recognized by GAAP and other companies may use different methodologies to calculate or approximate measures similar to Underclassmen Expense. Accordingly, the calculation of Underclassmen Expense may not be comparable to similar measures used by other companies. Management refers to sales through its sales force of Internet Marketing Consultants as its Direct Local channel.  As the sale to agencies, resellers and national brands involves negotiations with businesses that generally represent an aggregated group of SMB advertisers, management groups them together as the National Brands, Agencies and Resellers (NBAR) channel.

Active Advertisers is a number the Company calculates to approximate the number of clients directly served through our Direct Local channel as well as clients served through our National Brands, Agencies and Resellers channel but excludes advertisers sold by the Company’s dedicated deal marketing consultants. We calculate Active Advertisers by adjusting the number of Active Campaigns to combine clients with more than one Active Campaign as a single Active Advertiser. Clients with more than one location are generally reflected as multiple Active Advertisers. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Advertisers includes entities with which we do not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Campaigns is a number we calculate to approximate the number of individual products or services we are managing under contract for Active Advertisers but excludes campaigns sold by the Company’s dedicated deal marketing consultants. For example, if we were performing both ReachSearch and ReachDisplay campaigns for a client, we consider that two Active Campaigns. Similarly, if a client purchased ReachSearch campaigns for two different products or purposes, we consider that two Active Campaigns. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s guidance for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934.  These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements.  Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including:  (i) the Company’s ability to purchase media and receive rebates from Google, Yahoo! and Microsoft under commercially reasonable terms; (ii) the Company’s ability to recruit, train and retain its Internet Marketing Consultants; (iii) the Company’s ability to attract and retain customers; (iv) the Company’s ability to successfully enter new markets and manage its international expansion; (v) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (vi) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (vii) our ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy.  More information about these factors and other potential factors that could affect the Company's business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K . The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc.’s (NASDAQ: RLOC) mission is to help small- and medium-sized businesses (SMBs) acquire, maintain and retain customers via the Internet. ReachLocal offers a comprehensive suite of online marketing solutions, including search engine marketing (ReachSearch™), Web presence (ReachCast™), display advertising (ReachDisplay™), online marketing analytics (TotalTrack®), and assisted chat service (TotalLiveChat™), each targeted to the SMB market. ReachLocal delivers this suite of services to SMBs through a combination of its proprietary technology platform and its direct, “feet-on-the-street” sales force of Internet Marketing Consultants and select third party agencies and resellers. ReachLocal is headquartered in Woodland Hills, CA, with offices throughout North America and in Australia, the United Kingdom, Germany, the Netherlands and Japan.

Investor Relations:
Alex Wellins
The Blueshirt Group
(415) 217-5861
alex@blueshirtgroup.com

Media Contact:
David Glaubke
Director of Corporate Communications
ReachLocal, Inc.
(818) 936-9908
dglaubke@reachlocal.com

REACHLOCAL, INC.
UNAUDITED BALANCE SHEETS
(in thousands, except per share data)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$84,525	$79,906
Short-term investments	644	8,208
Accounts receivable, net	4,240	3,295
Other receivables and prepaid expenses	9,226	3,383
Assets of discontinued operations, net	-	2,026
Total current assets	98,635	96,818

Property and equipment, net	9,885	6,531
Capitalized software development costs, net	10,942	8,829
Restricted certificates of deposit	1,286	801
Intangible assets, net	1,957	2,963
Goodwill	41,766	34,118
Other assets	1,966	1,339
Total assets	$166,437	$151,399

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$29,831	$28,482
Accrued expenses	19,537	14,042
Deferred payment obligations	1,924	530
Deferred revenue and other liabilities	28,823	24,656
Liabilities of discontinued operations, net	996	-
Total current liabilities	81,111	67,710

Deferred rent and deferred payment obligations	3,039	1,673
Total liabilities	84,150	69,383

Stockholders’ Equity:
Common stock	-	-
Receivable from stockholder	(87)	(87)
Additional paid-in capital	108,883	98,140
Accumulated deficit	(26,234)	(16,044)
Accumulated other comprehensive income (loss)	(275)	7
Total stockholders’ equity	82,287	82,016
Total liabilities and stockholders’ equity	$166,437	$151,399

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, INC.
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$99,802	$80,580	$375,241	$291,689
Cost of revenue	49,196	43,560	190,559	159,018
Operating expenses:
Selling and marketing	36,472	30,483	139,929	108,529
Product and technology	4,802	2,923	15,602	9,957
General and administrative	8,843	6,689	33,313	23,629

Total operating expenses	50,117	40,095	188,844	142,115

Income (loss) from continuing operations	489	(3,075)	(4,162)	(9,444)
Other income, net	231	191	928	601

Income (loss) from continuing operations before provision for income taxes	720	(2,884)	(3,234)	(8,843)
Provision (benefit) for income taxes	412	(78)	735	(540)

Income (loss) from continuing operations, net of income taxes	308	(2,806)	(3,969)	(8,303)
Loss from discontinued operations, net of income taxes	(1,495)	(822)	(6,215)	(2,844)
Net loss	$(1,187)	$(3,628)	$(10,184)	$(11,147)

Net loss per share available to common stockholders
Basic income (loss) per share from continuing operations	$0.01	$(0.10)	$(0.14)	$(0.32)
Basic loss per share from discontinued operations	(0.05)	(0.03)	(0.21)	(0.11)
Basic net loss per share	$(0.04)	$(0.13)	$(0.35)	$(0.42)

Diluted income (loss) per share from continuing operations	$0.01	$(0.10)	$(0.14)	$(0.32)
Diluted loss per share from discontinued operations	(0.05)	(0.03)	(0.21)	(0.11)
Diluted net loss per share	$(0.04)	$(0.13)	$(0.35)	$(0.42)

Weighted average common shares used in computation of net loss per share (5)
Basic	29,089	27,995	28,974	26,286
Diluted	29,595	27,995	28,974	26,286

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:

Stock-based compensation:
Cost of revenue	$24	$32	$200	$244
Selling and marketing	334	444	1,402	1,202
Product and technology	411	337	1,387	1,104
General and administrative	1,296	892	5,392	3,123
	$2,065	$1,705	$8,381	$5,673

Depreciation and amortization:
Cost of revenue	$94	$97	$645	$364
Selling and marketing	363	294	1,443	1,038
Product and technology	1,731	1,267	6,764	3,822
General and administrative	451	291	1,422	1,078
	$2,639	$1,949	$10,274	$6,302

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Year Ended December 31,
	2011	2010
Cash flow from operating activities:
Net loss from continuing operations	$(3,969)	$(8,303)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	10,274	6,302
Stock-based compensation, net	8,381	5,673
Provision for doubtful accounts	172	252
Impairment of intangible assets	764	-
Provision for deferred income taxes	185	(702)
Accrual of interest on deferred payment obligations	25	(102)
Changes in operating assets and liabilities:
Accounts receivable	(1,077)	(171)
Other receivables and prepaid expenses	(5,740)	(1,785)
Other assets	(673)	(585)
Accounts payable and accrued liabilities	7,076	11,228
Deferred revenue and deferred payment obligations	5,443	7,998
Net cash provided by operating activities, continuing operations	20,861	19,805
Net cash used for operating activities , discontinued operations	(1,872)	(2,130)
Net cash provided by operating activities	18,989	17,675

Cash flow from investing activities:
Additions to property, equipment and software	(12,441)	(8,526)
Purchase of ReachLocal Australia, net of acquired cash	-	(5,853)
Purchase of DealOn, net of acquired cash	(5,828)	-
Purchase of SMB:LIVE, net of acquired cash	-	(2,759)
Payment of deferred obligation	(514)	-
Proceeds from maturity of certificates of deposits	7,649	589
Purchases of certificates of deposit	(489)	(204)
Purchases of short term investments	(85)	(171)
Net cash used in investing activities, continuing operations	(11,708)	(16,924)
Net cash used in investing activities, discontinued operations	(1,140)	(1,403)
Net cash used in investing activities	(12,848)	(18,327)

Cash flow from financing activities:
Proceeds from exercise of stock options	5,495	1,068
Common stock repurchases	(6,468)	-
Proceeds from initial public offering	-	47,649
Deferred offering costs	-	(4,620)
Net cash provided by (used in) financing activities	(973)	44,097

Effect of exchange rates on cash	(549)	1,082

Net change in cash and cash equivalents	4,619	44,527
Cash and cash equivalents—beginning of period	79,906	35,379

Cash and cash equivalents—end of period	$84,525	$79,906

Note: During the year ended December 31, 2011, the Company recorded discontinued operations related to its Bizzy subsidiary. Accordingly, certain prior-period amounts have been reclassified to conform to current period presentation.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Reconciliation of Adjusted EBITDA to income (loss) from continuing operations
(in thousands)
Income (loss) from continuing operations	$489	$(3,075)	$(4,162)	$(9,444)
Add:
Depreciation and amortization	2,639	1,949	10,274	6,302
Stock-based compensation, net	2,065	1,705	8,381	5,673
Acquisition and integration costs	48	65	1,422	602
Adjusted EBITDA (1)	$5,241	$644	$15,915	$3,133

Underclassmen Expense (2)	$11,774	$10,048	$44,488	$36,073

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended December 31, 2011 and 2010
(in thousands, except per share amounts)

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
		Adjustments:				Adjustments:
		Stock-based				Stock-based
	GAAP	Compensation	Acquisition	Non-GAAP	GAAP	Compensation	Acquisition	Non-GAAP
	Continuing Operations	Related	Related	Operating	Continuing Operations	Related	Related	Operating
	"As Reported"	Expense (3)	Costs (4)	Results	"As Reported"	Expense (3)	Costs (4)	Results
Revenue	$99,802	-	-	$99,802	$80,580	-	-	$80,580

Cost of revenue	49,196	(24)	(11)	49,161	43,560	(32)	-	43,528

Operating expenses:
Sales and marketing	36,472	(334)	-	36,138	30,483	(444)	-	30,039
Product and technology	4,802	(742)	(416)	3,644	2,923	(556)	(235)	2,132
General and administrative	8,843	(1,296)	(192)	7,355	6,689	(892)	(214)	5,583
Total Operating expenses	50,117	(2,372)	(608)	47,137	40,095	(1,892)	(449)	37,754
Income (Loss) from continuing operations	489	2,396	619	3,504	(3,075)	1,924	449	(702)
Other income, net	231	-	-	231	191	-	-	191
Income (Loss) from continuing operations before provision for income taxes	720	2,396	619	3,735	(2,884)	1,924	449	(511)
Provision (benefit) for income taxes	412	-	(185)	227	(78)	-	-	(78)
Net income (loss) from continuing operations	$308	2,396	804	$3,508	$(2,806)	1,924	449	$(433)

Net loss per share available to common stockholders
Basic income (loss) per share	$0.01			$0.12	$(0.10)			$(0.02)

Diluted income (loss) per share	$0.01			$0.12	$(0.10)			$(0.02)

Weighted average shares outstanding (5)
Basic	29,089			29,089	27,995			27,995
Diluted	29,595			29,595	27,995			27,995

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

REACHLOCAL, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results for Twelve Months Ended December 31, 2011 and 2010
(in thousands, except per share amounts)

	Twelve Months Ended December 31, 2011				Twelve Months Ended December 31, 2010
		Adjustments:				Adjustments:
		Stock-based				Stock-based
	GAAP	Compensation	Acquisition	Non-GAAP	GAAP	Compensation	Acquisition	Non-GAAP
	Continuing Operations	Related	Related	Operating	Continuing Operations	Related	Related	Operating
	"As Reported"	Expense (3)	Costs (4)	Results	"As Reported"	Expense (3)	Costs (4)	Results
Revenue	$375,241	-	-	$375,241	$291,689	-	-	$291,689
					-	-	-	-
Cost of revenue	190,559	(200)	(1,011)	189,348	159,018	(244)	-	158,774
					-	-	-	-
Operating expenses:					-	-	-	-
Sales and marketing	139,929	(1,402)	-	138,527	108,529	(1,202)	(7)	107,320
Product and technology	15,602	(2,627)	(1,532)	11,443	9,957	(1,576)	(932)	7,449
General and administrative	33,313	(5,392)	(1,226)	26,695	23,629	(3,123)	(1,076)	19,430
Total Operating expenses	188,844	(9,421)	(2,758)	176,665	142,115	(5,901)	(2,015)	134,199
Income (Loss) from continuing operations	(4,162)	9,621	3,769	9,228	(9,444)	6,145	2,015	(1,284)
Other income, net	928	-	14	942	601	-	-	601
Income (Loss) from continuing operations before provision for income taxes	(3,234)	9,621	3,783	10,170	(8,843)	6,145	2,015	(683)
Provision (benefit) for income taxes	735	-	(185)	550	(540)	-	701	161
Net income (loss) from continuing operations	$(3,969)	9,621	3,968	$9,620	$(8,303)	$6,145	$1,314	$(844)

Net loss per share available to common stockholders
Basic income (loss) per share	$(0.14)			$0.33	$(0.32)			$(0.03)

Diluted income (loss) per share	$(0.14)			$0.31	$(0.32)			$(0.03)

Weighted average shares outstanding (5)
Basic	28,974			28,974	26,286			26,286
Diluted	28,974			30,916	26,286			26,286

Note: During the year ended December 31, 2011, the Company recorded the results of operations and financial position of its Bizzy subsidiary as discontinued operations. Accordingly, related prior-period amounts have been reclassified to conform to the current period presentation.

Footnotes

(1) Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

(2) Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue.

(3) Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.

(4) Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

(5) Weighted average shares outstanding:  The weighted average shares outstanding prior to the initial public offering date of May 19, 2010 have been retroactively adjusted to reflect the conversion of the Company's preferred stock into common stock.  The periods after the initial public offering reflect the actual shares outstanding.